Exhibit 99.1

Century Continues Corporate Cost Reduction Efforts

MONTEREY, CA. December 19, 2008 -- Century Aluminum Company (NASDAQ: CENX), today announced further cost-saving efforts, impacting its U.S. based workforce.

The company notified 13 percent of its salaried workforce at the company’s Monterey, CA headquarters and its Kentucky operations that their positions would be eliminated.  This reduction is in addition to the company’s previous announced actions to reduce costs.  On December 17 the company informed all employees at its Ravenswood, WV primary aluminum smelter of a possible complete plant curtailment in 60 days and also that the company has commenced an immediate shutdown of a potline at that plant.  Notice in this regard was given to Ravenswood employees pursuant to the federal Worker Adjustment and Retraining Act (WARN).

“Given the unprecedented recent decline in aluminum prices, we have no choice but to aggressively explore every opportunity to reduce our costs across the company,” said Century president and chief executive officer Logan Kruger. “While we continue to believe that the longer-term fundamentals for aluminum are quite positive, we have an urgent need to prudently manage costs in the current environment.”

Century Aluminum Company owns primary aluminum capacity in the United States and Iceland, as well as an interest in alumina and bauxite assets in the United States and Jamaica. Century's corporate offices are located in Monterey, California.

Cautionary Statement
This press release may contain "forward-looking statements" within the meaning of U.S. federal securities laws. The company has based its forward-looking statements on current expectations and projections about the future; however, these statements are subject to risks, uncertainties and assumptions, any of which could cause the company's actual results to differ materially from those expressed in its forward-looking statements. More information about these risks, uncertainties and assumptions can be found in the risk factors and forward-looking statements cautionary language contained in the company's Annual Report on Form 10-K and in other filings made with the Securities and Exchange Commission. The company does not undertake, and specifically disclaims, any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date such forward-looking statements are made.

Certified Advisors for the First North market of the OMX Nordic Exchange Iceland hf. for Global Depositary Receipts in Iceland:
Helga Gunnarsdottir, Director-Corporate Finance, NBI hf.
Astros Vidarsdottir, Senior Manager-Corporate Finance, NBI hf.

Contacts:

Mike Dildine (media)
831-642-9364

Shelly Lair (investors)
831-642-9357